UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 11, 2008

Adobe Systems Incorporated
(Exact name of Registrant as specified in its charter)

Delaware	0-15175	77-0019522
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue
San Jose, California 95110-2704
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 536-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)                                  Amendment and Restatement of the Adobe Systems Incorporated 2003 Equity Incentive Plan

At the Annual Meeting of Stockholders held on April 9, 2008, the stockholders of Adobe Systems Incorporated (the “Company”) approved an amendment and restatement of the Company’s 2003 Equity Incentive Plan (the “2003 Amended Plan”), which amendment and restatement had previously been approved by the Company’s Board of Directors in January 2008, subject to stockholder approval.

The material amendments to the 2003 Amended Plan include:

•

Concurrent termination of the Company’s existing 1996 Outside Directors Stock Option Plan (the “Director Plan”) and the expansion of the eligible class of participants under the 2003 Amended Plan to include non-employee directors;

•

The increase of the available share reserve by 15,000,000 shares of the Company’s common stock, as well as the inclusion of 785,000 shares of the Company’s common stock that remained available for future issuance under the Director Plan; and

•

The increase to the Company’s existing fungible share reserve ratio so that the number of shares of stock available for issuance under the 2003 Amended Plan will be reduced (i) by one share for each share granted pursuant to stock options or stock appreciation rights awarded under the 2003 Amended Plan, and (ii) by two and four-tenths shares for each share granted pursuant to all other types of awards awarded under the 2003 Amended Plan.

The foregoing summary of the amendment and restatement of the 2003 Amended Plan is qualified in its entirety by the text of the 2003 Amended Plan, which is attached as Appendix A to the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on February 27, 2008 and is hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit		Incorporated by Reference
Number	Exhibit Description	Form	Date	Number
10.1	2003 Equity Incentive Plan, as amended and restated	DEF 14A	2/27/08	Appendix A

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADOBE SYSTEMS INCORPORATED

Date: April 11, 2008	By:	/s/ KAREN O. COTTLE
Karen O. Cottle
Senior Vice President, General Counsel and Secretary

EXHIBIT LIST

Exhibit		Incorporated by Reference
Number	Exhibit Description	Form	Date	Number
10.1	2003 Equity Incentive Plan, as amended and restated	DEF 14A	2/27/08	Appendix A